                   MORGAN STANLEY CONVERTIBLE SECURITIES TRUST
                          ITEM 77(O) 10F-3 TRANSACTIONS
                        OCTOBER 1, 2008 - MARCH 31, 2009

                                                             AMOUNT OF     % OF     % OF
                                  OFFERING       TOTAL         SHARES    OFFERING   FUNDS
 SECURITY    PURCHASE/   SIZE OF  PRICE OF     AMOUNT OF     PURCHASED  PURCHASED   TOTAL                 PURCHASED
 PURCHASED  TRADE DATE  OFFERING   SHARES       OFFERING      BY FUND    BY FUND   ASSETS    BROKERS         FROM
----------  ----------  --------  --------  ---------------  ---------  ---------  ------  -----------  -------------

Alcoa        03/18/09      --     $100.000  $500,000,000.00   225,000     0.04%     0.24%  Barclays          CSFB
Inc. Note                                                                                  Capital,
5.250%                                                                                     Credit
due                                                                                        Suisse,
3/15/2014                                                                                  Morgan
                                                                                           Stanley,
                                                                                           Citi

Newell       03/24/09      --     $100.000  $300,000,000.00   600,000     0.20%     0.06%  J.P.         Merrill Lynch
Rubbermaid                                                                                 Morgan,
Inc.                                                                                       Citi, BNP
5.500% due                                                                                 PARIBAS,
3/15/2014                                                                                  Banc of
                                                                                           America
                                                                                           securities
                                                                                           LLC,
                                                                                           Barclays
                                                                                           Capital,
                                                                                           Mitsubishi
                                                                                           UFJ
                                                                                           Securities,
                                                                                           Goldman,
                                                                                           Sachs & Co.